CAREMATRIX SUBSIDIARIES                                               EXHIBIT 21




                   CareMatrix of Massachusetts, Inc.
                   CareMatrix of Amber Lights, Inc.
                   CareMatrix of Amethyst Arbor, Inc.
                   CareMatrix of Emerald Springs, Inc.
                   CareMatrix of Cypress Station, Inc.
                   CarePlex of Cragganmore, Inc.
                   CarePlex of Homestead, Inc.
                   CareMatrix of Darien, Inc.
                   CarePlex of Miami Shores, Inc.
                   CareMatrix of ARI, Inc.
                   CCC of Maryland, Inc.
                   AMA New Jersey Development, Inc.
                   CareMatrix of Annapolis, Inc.
                   CareMatrix of Needham, Inc.
                   CareMatrix of Westfield Court, Inc.
                   Bailey Retirement Center, Inc.
                   Adams Square, Inc.
                   Stan/Oak Development Corp.
                   Dominion Villages, Inc.
                   Piedmont Villages, Inc.
                   Standish Lakes Region Villages, Inc.
                   Lowry Village, Inc.
                   CareMatrix of Lauderhill I, Inc.
                   CareMatrix of Palm Beach, Inc.
                   CareMatrix of Dedham, Inc.
                   CareMatrix of Lauderhill II, Inc.
                   CareMatrix of Sahara Lakes, Inc.
                   CareMatrix of Ridgefield (SNF), Inc.
                   CareMatrix of Palm Beach Gardens (SNF), Inc.
                   CareMatrix of Clearfield, Inc.
                   CareMatrix of Avon, Inc.
                   CareMatrix of Woodbridge, Inc.
                   CareMatrix of Milford, Inc.
                   CareMatrix of Hamden, Inc.
                   CareMatrix of Desert Inn, Inc.
                   CareMatrix of the Inn at the Amethyst, Inc.